Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Provides Business Update for the Second Quarter Ending June 25, 2022

POWAY, Calif., July 11, 2022 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today provided a business update to its fiscal second quarter 2022 guidance:

●	Expect second quarter revenue of $216 to $218 million, higher than the guidance range mid-point of $213 million; second quarter recurring revenue is expected to be approximately 39%

●	Second quarter ending backlog is expected to be approximately $342 million, substantially shipping over the next three quarters

●	Gross margin is expected to be in-line with second quarter non-GAAP guidance

●	Repurchased 504,102 shares totaling approximately $14 million during the second quarter

●	Repaid approximately $16 million of term loan B debt reducing the second quarter outstanding balance to approximately $79 million

●	Expect second quarter ending cash balance to be approximately $368 million

Cohu will provide detailed comments on second quarter results and third quarter guidance during its earnings call on Thursday, July 28, 2022.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Referred to within this press release are non-GAAP financial measures, including non-GAAP Gross Margin/Profit and Operating Expense that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, loss on sale of business, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, reduction of indemnification receivable, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and gain (loss) on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures (including second quarter 2022 guidance), we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Note Regarding Preliminary Financial Information

All projected financial information in this release is preliminary, as financial close procedures for the period are not yet complete. These preliminary financial results are not a comprehensive statement of Cohu’s financial position and results of operations. Actual results may differ materially from these preliminary financial results as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of Cohu’s internal control over financial reporting, the completion of the preparation and management’s review of its financial statements for the relevant period and the subsequent occurrence or identification of events prior to the filing of Cohu’s financial results for the relevant period with the U.S. Securities and Exchange Commission. Cohu will not be providing any additional information regarding its fiscal second quarter 2022 performance until its earnings release expected on July 28, 2022.

Forward Looking Statements:

Certain statements contained in this release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding Cohu’s second quarter 2022 expected sales and non-GAAP gross margin being in-line with guidance, all other references to second quarter guidance, recurring revenue, backlog and cash, any statements about the second half of 2022, timing to ship backlog, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results, including our second quarter 2022 results, and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: political and economic instability and adverse worldwide impacts resulting from the military incursion into Ukraine by Russia; the ongoing global COVID-19 pandemic and its impact on our operations and the operations of our key suppliers, customers and other business partners; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we have manufacturing operations in Asia and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; any failure to perform or unexpected downtime experienced by our sole contract manufacturer for certain semiconductor automated test equipment; any failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner, including ongoing shortages of semiconductor devices used in our system products; continued high inflation; we may not be able to increase prices to fully offset inflationary pressures on costs, such as raw and packaging materials, components and subassemblies, labor and distribution costs; the semiconductor industry we serve is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; inherent uncertainty of backlog wherein customers may delay shipments or cancel orders; majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; we are exposed to the risks of operating in certain foreign locations from where Cohu manufactures certain products, and supports our sales and services to the global semiconductor industry; increasingly restrictive trade and export regulations may materially harm or limit Cohu’s business and ability to sell its products; the remaining indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, access to capital and business flexibility; we are exposed to other risks associated with additional potential acquisitions, investments and divestitures such as integration difficulties, disruption to our core business, dilution of stockholder value, and diversion of management attention; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; we have experienced significant volatility in our stock price; there may be changes in, and uncertainty with respect to, legislation, regulation and governmental policy in the United States; and impacts in the event of a cybersecurity breach.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106